Exhibit 5.1

K&L Gates llp Hearst Tower 47th Floor 214 North Tryon Street Charlotte, NC 28202 T 704.331.7400 F 704.331.7598 klgates.com

December 21, 2017

Cue Biopharma, Inc.

675 W. Kendall St.

Cambridge, MA 02142

Ladies and Gentlemen:

We have acted as counsel to Cue Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, the “462(b) Registration Statement”). The 462(b) Registration Statement relates to the Registration Statement on Form S-1 (File No. 333-220550) originally filed with the SEC by the Company on September 21, 2017 (as amended, the “Registration Statement”) under the Securities Act. The 462(b) Registration Statement and the Registration Statement relate to the proposed issuance and sale by the Company (the “Offering”) of (i) shares (“Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) warrants (“Underwriters’ Warrants”), issued to the underwriters for the Offering to purchase shares of Common Stock and (iii) shares of Common Stock underlying the Underwriters’ Warrants (“Underwriters’ Warrant Shares”). The Shares, the Underwriters’ Warrants and the Underwriters’ Warrant Shares are referred to herein, collectively, as the “Securities”. The proposed maximum aggregate offering price of the Securities is $78,751,000. The Securities are to be sold by the Company pursuant to an Underwriting Agreement dated as of December 14, 2017, by and among the Company, MDB Capital Group, LLC, as representative of the several underwriters named therein, and Feltl & Company, Inc., as amended by that Amendment to Underwriting Agreement dated as of December 21, 2017 (as amended, the “Underwriting Agreement”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities. For purposes of rendering that opinion, we have examined: (i) the Registration Statement, (ii) the 462(b) Registration Statement, (iii) the Underwriting Agreement, (iv) the Amended and Restated Certificate of Incorporation of the Company, a form of which has been filed with the SEC as an exhibit to the Registration Statement (the “Charter”), (v) the Company’s Amended and Restated Bylaws, a form of which has been filed with the SEC as an exhibit to the Registration Statement (the “Bylaws”), (vi) the Company’s stock, warrant and option ledgers, and (vii) the corporate actions of the Company’s Board of Directors which authorize the issuance of the Securities. We have also reviewed such matters of law as we have deemed necessary to render the opinions expressed herein. For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including without limitation, the Charter and that all signatures on each such document are genuine.

Cue Biopharma, Inc.

December 21, 2017

In rendering our opinion below, we also have assumed that: (a) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of an Underwriters’ Warrant Share; (b) each Share and Underwriters’ Warrant Share will be evidenced by an appropriate certificate, duly executed and delivered, or the Company’s Board of Directors will adopt a resolution, providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the Delaware General Corporation Law (the “DGCL”), prior to their issuance; (c) the issuance of each Share and Underwriters’ Warrant Share will be duly noted in the Company’s stock ledger upon issuance; and (d) each of the Underwriters’ Warrants and the Underwriting Agreement constitutes a valid and binding agreement of each of the parties thereto (other than the Company), enforceable against the parties thereto in accordance with its terms. We have further assumed the legal capacity of natural persons. We have not verified any of those assumptions.

Our opinion set forth below in numbered paragraphs 1 and 3 and the first sentence of numbered paragraph 2 are limited to the DGCL. Our opinion set forth below in the second sentence of numbered paragraph 2 is limited to the laws of the State of New York.

Based upon and subject to the foregoing, provided that the 462(b) Registration Statement, the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any related prospectus required by applicable law (“Prospectus”) have been delivered and filed as required by such laws, it is our opinion that:

1.	The Shares have been duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

2.	The Underwriters’ Warrants have been duly authorized for issuance by the Company. Provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Underwriters’ Warrants, when issued and paid for as described in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

Cue Biopharma, Inc.

December 21, 2017

3.	The Underwriters’ Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Underwriters’ Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(a)	The Registration Statement and any amendment thereto (including any post-effective amendment) has or will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(b)	All Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus and (ii) only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement and, if applicable, the Securities themselves, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto; and

(c)	To the extent that the obligations of the Company under any agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

Cue Biopharma, Inc.

December 21, 2017

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our Firm in the related Prospectus incorporated by reference into the 462(b) Registration Statement under the caption “Legal Matters”. In giving our consent, we do not thereby admit that we are experts with respect to any part of the 462(b) Registration Statement, the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP